EX-3.4

Exhibit 3.4

E*HEDGE FINANCIAL HOLDING CORP.

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is entered into by and between E*Hedge Financial Holding Corp., a Delaware corporation (the "Company"), and __________________ (the "Participant") on this the _____ day of _______________, 20___.

W I T N E S S E T H:

1. Grant of Option. On ________ (the "Grant Date") the Company granted to Participant the Option to purchase from the Company [number] ([numeral]) fully paid and non-assessable shares of the common stock, par value $___ per share ("Stock") of the Company at a price of [dollar value] and [cents]/100 ($[numeral]) per share, subject to the vesting provisions in Section 2, with such price being not less than the Fair Market Value of the Stock on the Grant Date. This Option is subject to all of the terms, conditions, and provisions hereof and the E*Hedge Financial Holding Corp., 2019 Stock Incentive Plan (as amended, the "Plan").

2. Vesting. The Option shall become vested incrementally with respect to the shares of Stock described in Section 1 as follows:

(a) [number] of shares of Stock on each of the first [number] anniversaries of the Grant Pate; and

(b) [Describe any other vesting terms.].

Notwithstanding any provision of this Agreement to the contrary, the Option is only exercisable to the extent that it has become vested.

3. Transferability. This Option is not transferable or assignable, except by will or by the laws of descent and distribution and shall be exercisable during Participant's lifetime, only by the Participant. Any attempt to alienate, assign, pledge, hypothecate, or otherwise dispose of the Options, except as provided for herein or in the Plan, or attempted levy of any attachment, execution, or similar process upon the rights or interest hereby conferred shall be and the applicable Board of Directors Committee may take any action it deems appropriate to prevent such attempted disposition.

4. Exercise of Option. The Option may be exercised at any time, in whole or in part, to the extent that it has become vested under Section 2. The right to exercise this Option shall expire ten (10) years after the Grant Date (the "Expiration Date").

(a) Termination of Provision of Services. If the Participant ceases to provide services to the Company and its Affiliates for any reason other than death or disability (as defined in Section 22(e)(3) of the Code), the unvested portion of the Option shall thereupon terminate and the Participant may exercise the vested portion of the Option for a period of three (3) months thereafter or, if sooner, until the Expiration Date. Thereafter, the Option shall terminate and cease to be exercisable.

(b) Disability. If the Participant ceases to provide services of the Company or one of its Subsidiaries by reason of a Disability, the unvested portion of the Option shall thereupon terminate and the Participant may exercise the vested portion of the Option for a period of twelve (12) months thereafter or, if sooner, until the Expiration Date. Thereafter, the Option shall terminate and cease to be exercisable.

(c) Death. Upon the death of the Participant, the unvested portion of the Option shall thereupon terminate, and the Participant's legal representatives, heirs, legatees or distributes may exercise the vested portion of the Option for a period of twelve (12) months thereafter or, if sooner, until the Expiration Date. Thereafter, the Option shall terminate and cease to be exercisable.

5. Method of Exercise. Any exercise of the Option shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised that is accompanied by payment of the exercise price and arrangements for minimum required tax withholdings and shall otherwise be in accordance with the terms of the Plan. The exercise price shall be paid in cash, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price, in whole shares of Stock already owned by the Participant (the number of which shall be equal in value to the exercise price based on the Fair Market Value on the date of the exercise), or partly in cash and partly in Stock, or by forfeiting a number of shares of Stock subject to and outstanding under the Option that, based on the Fair Market Value on the date of the exercise, is equal in value to the exercise price.

6. Change in Control. The Participant's right to exercise this Option upon a Change in Control will be determined in accordance with the terms of the Plan.

7. Securities Act of 1933. Unless at the time of exercise of this Option there is an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1993 (as amended, the "1933 Act"), with respect to the sale of the shares of Stock issuable upon exercise of this Option, the Participant's right to exercise this Option shall be subject to the delivery to the Company upon such exercise of a letter, in form satisfactory to the Company's counsel: (a) representing that the Participant intends to acquire the shares of Stock issuable upon such exercise for investment for his or her own account and without a view to the resale or distribution thereof; and (b) agreeing that such shares shall not be sold or transferred by him or her in the absence of an effective registration statement filed with the Securities and Exchange Commission under the 1933 Act with respect to such transfer or an opinion of counsel satisfactory to the Company that such sale or transfer is not required to be registered under the 1933 Act or any applicable state securities law. Notwithstanding any provision of the Plan to the contrary, the grant of the Option and the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.

8. Subject to Provisions of Plan. The Options provided for herein are granted pursuant to the Plan and are subject to all the terms and conditions and provisions of the Plan. The terms that are defined in the Plan shall have the same meanings when used herein, except where the context clearly requires otherwise. A copy of the Plan is attached hereto and made a part hereof as if fully set out herein.

9. Withholding. As a condition to any exercise of the Option, Participant shall promptly remit in full to the Company the minimum amount of federal and (if any) state income and employment tax withholding that the Company is required to remit to the Internal Revenue Service or applicable state department of revenue in accordance with the then-current provisions of the Code and applicable state law. Unless otherwise required by the Committee, the Company may withhold, or permit a Participant to elect to have withheld from a "Share Payment", the number of shares of Stock having a Fair Market Value equal to the minimum statutory withholding requirements but in no event shall such withholding exceed the minimum statutory withholding requirements. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold shares of Stock or permit a Participant to elect to have withheld from a Share Payment, the number of shares of Stock having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements, provided that withholding shares of Stock with a Fair Market Value in excess of the minimum statutory withholding requirements will not result in a Stock Incentive otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718. The term "Share Payment" shall mean the issuance or delivery of shares of Stock upon the grant, vesting, exercise or settlement of a Stock Incentive, as the case may be.

10. General. This Agreement shall be construed and interpreted according to the laws of the State of Delaware. The foregoing contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise, or condition in connection therewith not incorporated herein shall not be binding upon either party. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. This Agreement shall not be amended or modified except in writing and executed by the parties hereto; provided, however that the Committee may from time to time modify or amend this Agreement and the terms of the Option in accordance with the terms of the Plan.

11. Acknowledgment. Participant acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that Participant is familiar with the terms and provisions thereof. Participant agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee on any questions arising under the Plan.

12. No Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any shares of Stock covered by this Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 5 of this Agreement.

13. No Rights to Continued Employment. Nothing contained in the Plan or in this Agreement shall confer on the Participant any right to continue in the employ or service of the Company or any of its Affiliates or interfere in any way with the right of the Company or an Affiliate to terminate the employment or service of the Participant at any time, with or without cause, notwithstanding the possibility that the number of shares of Stock purchasable by such person under his or her Option may thereby be reduced or eliminated.

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EXECUTION PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Participant

By:

Title:

Date:

E*Hedge Financial Holding Corp.

By:

Title:

Date:

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